UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 2, 2007
(Date of earliest event reported)
A.S.V., INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-25620

Minnesota	41-1459569

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
840 Lily Lane,
Grand Rapids, Minnesota 55744
(Address of principal executive offices, including zip code)
(218) 327-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On November 2, 2007, the Compensation Committee of the Board of Directors of A.S.V., Inc. (the “Company”) approved the final, documented form of the A.S.V., Inc. 2007 Short Term Incentive Plan (the “Plan”), effective as of January 1, 2007. The Company’s Chairman and Chief Executive Officer, President, Chief Financial Officer and certain other management personnel are eligible to participate in the Plan. Pursuant to the Plan, each eligible participant may receive an incentive award based on Company and individual objectives achieved during fiscal 2007. Awards under the Plan, if any, will be paid in cash, in one lump sum, on or before March 15, 2008.
     The amount of any annual incentive award to be paid to a participant under the Plan ranges from 0% to 110% of the participant’s base pay, depending on the participant’s position and achievement of objectives. Threshold, target and maximum performance levels are set for each of the performance objectives. Attainment of a performance objective at the threshold, target or maximum level will result in payouts with respect to that objective equal to 50%, 100% or 150%, respectively, of the target level payout. Attainment of a performance objective below the threshold level will result in no payout for that performance objective, and if actual Company performance is between either the threshold and target, or target and maximum levels, the performance multiplier will be determined based on interpolation between performance levels. Notwithstanding anything to the contrary contained in the Plan, if the threshold level of performance is not achieved on each of the two Company financial performance objectives (i.e., sales and operating income), no award payouts will be made under the Plan to any individual participant.
     The Company performance objectives under the Plan consist of three strategic objectives and two financial objectives. The objectives, and their individual weightings, are as follows: (1) quality (defined with respect to improving the Company’s parts per million index), 17%; (2) distribution (defined with respect to refining plans for the Company’s dealer network), 17%; (3) brand (defined with respect to implementing a particular brand strategy), 16%, (4) sales, 25%; and (5) operating income, 25%. The threshold, target and maximum performance levels for each Company objective are based on 80%, 100% and 120%, respectively, of the Company’s operating plan for the objective for 2007. The percentage of the incentive opportunity that is dependent upon the achievement of individual objectives ranges from 0% to 20%, depending on the participant’s position. The individual performance objectives of each the participants, and the weighting factors for those objectives, were determined by the Compensation Committee in consultation with the Chief Executive Officer (except with respect to the Chief Executive Officer’s objectives).
     A copy of the Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.S.V., INC.
By:	/s/ Richard A. Benson
Richard A. Benson
Chief Executive Officer

Date: November 8, 2007

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